Exhibit 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  November 27, 2018

STEELMILL MASTER FUND LP

By:	/s/ Zachary J. Schreiber
Name: Zachary J. Schreiber
Title: Managing Member of PointState Holdings LLC, the general partner to SteelMill Master Fund LP

POINTSTATE HOLDINGS LLC

By:	/s/ Zachary J. Schreiber
Name: Zachary J. Schreiber
Title: Managing Member

POINTSTATE CAPITAL LP

By:	/s/ Zachary J. Schreiber
Name: Zachary J. Schreiber
Title: Managing Member of PointState Capital GP LLC, the general partner to PointState Capital LP

POINTSTATE CAPITAL GP LLC

By:	/s/ Zachary J. Schreiber
Name: Zachary J. Schreiber
Title: Managing Member

By:	/s/ Zachary J. Schreiber
Name: Zachary J. Schreiber